SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 5, 2007 (December 29, 2006)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-7940 (Commission File Number)	76-0466193 (IRS Employer Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective December 29, 2006, Kirkland H. Parnell resigned as Vice President, Controller and Principal Accounting Officer of Goodrich Petroleum Corporation (the “Company”).
     On January 3, 2007, Jan L. Schott, age 37, was hired as the new Vice President and Controller of the Company. Ms. Schott will also serve as the Company’s Principal Accounting Officer. Ms. Schott was granted 2500 shares of restricted phantom stock under the Company’s 2006 Long-Term Incentive Plan in connection with her hiring.
     Prior to joining the Company, Ms. Schott served as Senior Manger, Expenditure Accounting and Systems Support of Apache Corporation since 2001. From 1997 to 2001, she served consecutively in the positions of Manager, Financial Analysis; Manager, Financial Accounting; and Manager, Expenditure Accounting. Prior to joining Apache Corporation, Ms. Schott was in public accounting with KPMG LLP from 1991 to 1997. Ms. Schott is a certified public accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: January 5, 2007